EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2008 Stock Incentive Plan of our report dated March 30, 2011 with respect to the consolidated financial statements of Entertainment Gaming Asia Inc. (formerly known as Elixir Gaming Technologies, Inc.), included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Hong Kong, SAR
April 6, 2011